UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Sales Agreement

On September 14, 2016, Bluerock Residential Growth REIT, Inc., a Maryland corporation, or the Company, its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, and its manager, BRG Manager, LLC, a Delaware limited liability company, or the Manager, entered into an At Market Issuance Sales Agreement, or the Sales Agreement, with FBR Capital Markets & Co., or FBR. Pursuant to the Sales Agreement, FBR will act as the Company’s distribution agent, or the Distribution Agent, with respect to an offering and sale, at any time and from time to time, of the Company’s 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series C Preferred Stock. The Company has authorized the sale, at its discretion, of Series C Preferred Stock in an aggregate offering amount up to $36,000,000 under the Sales Agreement. Sales of the Series C Preferred Stock, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on or through the NYSE MKT, or on any other existing trading market for Series C Preferred Stock or through a market maker. In addition, with the Company’s prior consent, the Distribution Agent may also sell Series C Preferred Stock by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale.

The Series C Preferred Stock is registered with the Securities and Exchange Commission, or the SEC, pursuant to the Company’s registration statement on Form S-3 (File No. 333-208956), as the same may be amended and/or supplemented, or the Registration Statement, under the Securities Act of 1933, or the Securities Act, which was declared effective by the SEC on January 29, 2016, and will be sold and issued pursuant to a prospectus supplement dated September 14, 2016, or the Prospectus Supplement, one or more additional prospectus supplements, and a base prospectus dated January 29, 2016 relating to the Registration Statement, or the Prospectus.

The Company or the Distribution Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Series C Preferred Stock under the Sales Agreement. The offering of the Series C Preferred Stock pursuant to the Sales Agreement will terminate upon the sale of Series C Preferred Stock in an aggregate offering amount equal to $36,000,000, or sooner if either the Company or the Distribution Agent terminates the Sales Agreement pursuant to its terms.

The Company will pay the Distribution Agent a commission equal to 2.0% of the gross proceeds from any sale of the Series C Preferred Stock sold pursuant to the Sales Agreement and will reimburse the Distribution Agent for certain expenses incurred in connection with its services under the Sales Agreement, including up to $35,000 for legal expenses.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the Registration Statement, Prospectus, Prospectus Supplement and other documents and filings relating to the offering of the Series C Preferred Stock pursuant to the Sales Agreement. In addition, the Company has agreed to indemnify the Distribution Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Sales Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Sales Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Series C Preferred Stock is attached as Exhibit 5.1 hereto, and a copy of the opinion of Vinson & Elkins LLP with respect to tax matters concerning the Series C Preferred Stock is attached as Exhibit 8.1 hereto.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement between and among the Company, Bluerock Residential Holdings, L.P., BRG Manager, LLC, and FBR Capital Markets & Co., dated September 14, 2016

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: September 14, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement between and among the Company, Bluerock Residential Holdings, L.P., BRG Manager, LLC, and FBR Capital Markets & Co., dated September 14, 2016

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP